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                                                                     Exhibit 23



The Board of Directors
Maxxim Medical, Inc. and Subsidiaries:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                             KPMG LLP



Houston, Texas
December 15, 1999